                                                                     Exhibit 5.1

                       [LETTERHEAD OF LATHAM & WATKINS]


                                   May 13, 1996



Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, Utah 84104

     Re:  Smith's Food & Drug Centers, Inc.
          Registration Statement on Form S-3 (File No. 333-01601)
          -------------------------------------------------------

Ladies and Gentlemen:

          In connection with the Registration Statement on Form S-3 (File No. 333-01601) originally filed with the Securities and Exchange Commission on March 11, 1996 (as amended or supplemented, the "Registration Statement") by Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), with respect to $575,000,000 aggregate principal amount of its Senior Subordinated Notes due 2007 (the "Notes"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as special counsel to you in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Notes, and for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have determined necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

[LATHAM & WATKINS LETTERHEAD]

Smith's Food & Drug Centers, Inc.
May 13, 1996
Page 2


          Subject to the foregoing, it is our opinion that the Notes have been duly authorized, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued.

          We consent to you filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters."

                                    Very truly yours,

                                    /s/ LATHAM & WATKINS